Exhibit 99.1

Falcon’s Beyond Reports First Quarter 2026

Financial Results

Company Reports Consolidated Revenue of $5.4 Million for Q1

Company's Unconsolidated Subsidiary, Falcon's Creative Group, generated Q1 revenue of $13.0 Million

Orlando, FL (May 14, 2026) — Falcon’s Beyond Global, Inc. (Nasdaq: FBYD) (“Falcon’s Beyond”, “Falcon’s” or the “Company”), a visionary entertainment and technology enterprise through its divisions Falcon’s Creative Group (“FCG”), Falcon’s Beyond Destinations (“FBD”), and Falcon’s Beyond Brands (“FBB”) reported financial results for the first quarter 2026.

First Quarter 2026 Highlights

Revenue

Revenue was $5.4 million, driven by attraction services and product sales generated from its Falcon's Attractions business and from shared services earned from its unconsolidated subsidiary, FCG.

Equity Method Investments

Falcon's Creative Group

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FCG revenue more than doubled to $13.0 million compared to the prior period due to timing and extent of project milestones.
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Operating income was $2.0 million and net income was $1.8 million. After the Qiddiya Investment Company's (QIC) preferred return and amortization of basis difference, Falcon’s share of net income from FCG was $ 0.2 million.
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FCG had a contracted pipeline of $29.2 million as it closed out Q1 2026.

Producciones de Parques ("PDP")

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The PDP business is seasonal with the first quarters of the fiscal year representing periods in which the Mallorca property remains closed for the winter season.
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Operating loss was $1.2 million and net loss was $0.8 million. Falcon's share of net loss from PDP was $0.4 million.

Net Income

Consolidated net income increased $14.2 million to $6.1 million compared to $8.1 million consolidated net loss for the corresponding period. Results reflect growth of our Falcon's Attractions business, a $3.8 million improvement in the results from our equity method investments, and $11.1 million credit for the reversal of accrued transaction expenses related to the 2023 Business Combination, partially offset by the absence of a gain on revaluation of warrants in the comparative period.

Adjusted EBITDA

Falcon's Beyond generated Adjusted EBITDA(1) loss of $4.6 million compared to $8.1 million Adjusted EBITDA loss for the comparative period driven by the improvement in consolidated net income previously described.

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(1) Adjusted EBITDA is a non-GAAP financial measure. See “Use and Definition of Non-GAAP Financial Measure" below for more information and a reconciliation to the most directly comparable GAAP measure.

Other Business Highlights

On May 11, 2026, the Company entered into two Master Products and Services Agreements (the “VAI Agreements”) with VAI Amusement Park, LLC. Pursuant to the VAI Agreements, Falcon’s Attractions and its affiliates will provide the design, engineering, fabrication and installation of two separate dark ride vehicle systems. Each agreement is valued at approximately $9 million, with an aggregate value of approximately $18 million across both agreements. The VAI Agreements include milestone-based payment terms tied to the progress of these services, which are expected to occur over the respective project execution periods.

“We are extremely pleased with our continued progress this quarter as we accelerate execution across our core growth initiatives. Our strategic investments and the expansion of infrastructure and platform capabilities continue to reinforce our confidence in our long-term growth trajectory,” said Cecil D. Magpuri, Chief Executive Officer of Falcon’s Beyond.

About Falcon’s Beyond

Falcon’s Beyond is a visionary entertainment and technology enterprise at the forefront of the global experience economy. We design, develop, engineer, deliver, and commercialize immersive physical and digital experiences for leading brands, developers, and destination operators worldwide, as well as for our own portfolio of entertainment and technology concepts. Our business is built on an integrated experience platform that brings together creative development, proprietary technologies, advanced engineering, intellectual property, and operational execution to enable the repeatable creation, deployment, and scaling of entertainment experiences across multiple formats and locations globally. We operate through three complementary business divisions:

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Falcon's Creative Group, provides creative and advisory services including destination strategy, master planning, experiential and attraction design, digital media, interactive software, intellectual property development, and creative guardianship for entertainment and hospitality destinations.
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Falcon’s Beyond Brands, consisting of Falcon's Attractions and Falcon's Beyond Brands, encompasses a broad portfolio of intellectual property, proprietary technologies, and operating businesses that design, engineer, commercialize, and deploy entertainment systems, products, content, and experiences across physical and digital environments.

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Falcon’s Beyond Destinations, consisting of Producciones de Parques, S.L., a joint venture between Falcon’s and Meliá Hotels International, S.A., and Destinations Operations, develops, owns, operates, and expands entertainment venues, hospitality experiences, and branded destination concepts across a variety of location‑based formats, utilizing proprietary and third‑party intellectual property.

FALCON’S BEYOND and its related trademarks are owned by Falcon’s Beyond.

Falcon’s is headquartered in Orlando, FL. Learn more at falconsbeyond.com.

Falcon’s Beyond may use its website as a distribution channel of material Company information. Financial and other important information regarding the Company is routinely accessed through and posted on our website at https://investors.falconsbeyond.com.

In addition, you may automatically receive email alerts and other information about Falcon’s when you enroll your email address by visiting the Email Alerts section at https://investors.falconsbeyond.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, words such as “will,” “would”, “aim,” “delivers,” “exceptional,” “expand” and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in or implied by the forward-looking statements, including (1) our ability to sustain our growth, effectively manage our anticipated future growth, and implement our business strategies to achieve the results we anticipate, (2) our current liquidity resources raise substantial doubt about our ability to continue as a going concern, (3) impairments of our intangible assets and equity method investment in our joint ventures, (4) our ability to raise additional capital, (5) the closure of Katmandu Park DR, sale of our interests in the Sol Tenerife Hotel, winding up of our Karnival joint venture, and the repositioning and rebranding of our FBD business, (6) the success of our growth plans in FCG and FBB, (7) risks associated with acquisitions, dispositions, business combinations, and joint ventures, (8) any failure to realize the anticipated benefits of acquired or proposed to be acquired businesses, including OES, (9) our customer concentration in FCG, (10) the timing of recognition of revenue from our contracted pipeline is difficult to predict with certainty and in some cases may extend over a number of fiscal years, (11) the risk that contractual restrictions relating to the Strategic Investment may affect our ability to access the public markets and expand our business, (12) the risks of doing business internationally, including in the Kingdom of Saudi Arabia, (13) our indebtedness, (14) our dependence on strategic relationships with local partners in order to offer and market our products and services in certain jurisdictions, (15) our reliance on our senior management and key employees, and our ability to hire, train, retain, and motivate qualified personnel, (16) cybersecurity-related risks, (17) our ability to protect our intellectual property, (18) our ability to remediate identified material weaknesses in our internal controls over financial reporting, (19) the concentration of share ownership and the significant influence of the Demerau Family and Cecil D. Magpuri, (20) the outcome of pending, threatened and future legal proceedings, (21) our continued compliance with Nasdaq continued listing standards, (22) risks related to our Up-C entity structure and the fact that we may be required to make substantial payments to certain unitholders under our Tax Receivable Agreement, and (23) the risks disclosed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Use and Definition of Non-GAAP Financial Measure

We prepare our consolidated financial statements in accordance with U.S. GAAP. In addition to disclosing financial results prepared in accordance with U.S. GAAP, we disclose information regarding Adjusted EBITDA which is a non-GAAP measure. We define Adjusted EBITDA as net income (loss), determined in accordance with U.S. GAAP, for the period presented, before net interest and expense, income tax (expense) benefit, depreciation and amortization, transaction expense (credit) related to the business combination and change in fair value of warrant liabilities.

We believe that Adjusted EBITDA is useful to investors as it eliminates the non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in any business combination and improves comparability by eliminating the interest expense associated with our debt facilities and eliminating the change in fair value of warrant liabilities, which may not be comparable with other companies based on our structure.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, and (vi) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. We refer investors to the reconciliation of Adjusted EBITDA to net loss included below.

Media Relations: Toni Caracciolo, Falcon’s Beyond: tcaracciolo@falconsbeyond.com

Investor Relations: ir@falconsbeyond.com

FALCON'S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share and per share data)

	As of
	(UNAUDITED) March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$1,176	$1,868
Accounts receivable	5,456	3,714
Contract assets	1,535	3,264
Other current assets	2,331	1,525
Total current assets	10,498	10,371
Investments and advances to equity method investments	46,621	50,717
Operating lease right-of-use assets	3,023	3,188
Property and equipment, net	957	1,022
Intangible assets, net	1,006	1,063
Other non-current assets	254	341
Total assets	$62,359	$66,702

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,616	$8,453
Accrued expenses and other current liabilities	5,957	16,429
Contract liabilities	96	19
Operating lease liability, current	481	460
Short-term debt	736	1,386
Long-term debt, current	8,522	1,769
Total current liabilities	23,408	28,516
Operating lease liability, net of current portion	1,773	1,900
Long-term debt, net of current portion	7,484	12,465
Total liabilities	32,665	42,881

Stockholders’ equity
Equity attributable to common stockholders	14,915	11,926
Non-controlling interest	14,779	11,895
Total equity	29,694	23,821
Total liabilities and equity	$62,359	$66,702

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands of U.S. dollars, except share and per share data)

	Three months ended
	March 31, 2026	March 31, 2025
Revenue:
Services	$3,674	$1,708
Product sales	1,702	—
Total revenue	5,376	1,708
Operating expenses:
Project design and build expense	945	106
Cost of product sales	1,129	—
Selling, general and administrative expense	7,736	6,298
Transaction expense (credit)	(11,057)	1,521
Research and development expense	—	118
Depreciation and amortization expense	134	4
Total operating expenses	(1,113)	8,047
Income (loss) from operations	6,489	(6,339)
Share of gain (loss) from equity method investments	(216)	(4,063)
Interest expense	(174)	(1,332)
Interest income	6	3
Change in fair value of warrant liabilities	—	2,886
Foreign exchange transaction gain (loss)	16	752
Net income (loss) before taxes	$6,121	$(8,093)
Income tax (expense) benefit	—	1
Net income (loss)	$6,121	$(8,092)
Net income (loss) attributable to noncontrolling interest	3,049	(4,477)
Net income (loss) attributable to common stockholders	3,072	(3,615)

Net income (loss) per share
Net income (loss) per share, basic	0.05	(0.10)
Net income (loss) per share, diluted	0.05	(0.13)
Weighted average shares outstanding, basic	49,210,697	37,322,177
Weighted average shares outstanding, diluted	49,210,697	37,509,127

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands of U.S. dollars)

	Three months ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities
Net income (loss)	$6,121	$(8,092)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	134	4
Foreign exchange transaction gain (loss)	(27)	(752)
Share of gain (loss) from equity method investments	216	4,063
Change in fair value of warrants	-	(2,886)
Share based compensation expense	720	531
Distribution from equity method investment PDP	1,720	—
Changes in assets and liabilities:
Accounts receivable	(1,745)	1,098
Contract assets	1,728	(86)
Deferred transaction costs	—	588
Other current assets	(537)	172
Other non-current assets	88	13
Accounts payable	(838)	(30)
Accrued expenses and other current liabilities	(10,469)	6,322
Contract liabilities	77	—
Operating lease assets and liabilities	60	—
Net cash provided by (used in) operating activities	(2,752)	945
Cash flows from investing activities
Purchase of property and equipment	(12)	(92)
Proceeds from sale of equipment	—	2
Short-term advances to affiliate	(70)	—
Issuance of short-term loan	(200)	—
Distribution from equity method investment Karnival	1,490	—
Net cash provided by (used) in investing activities	1,208	(90)
Cash flows from financing activities
Repayment of debt	(1,149)	(393)
Proceeds from related party credit facilities	3,475	1,248
Repayment of related party credit facilities	(1,150)	(1,257)
Proceeds from RSUs issued to affiliates	348	198
Settlement of RSUs	(675)	(397)
Net cash provided by (used in) financing activities	849	(601)
Net increase (decrease) in cash and cash equivalents	(695)	254
Foreign exchange impact on cash	3	29
Cash and cash equivalents at beginning of year	1,868	825
Cash and cash equivalents at end of period	$1,176	$1,108

Reconciliation of Non-GAAP Financial Measure (Unaudited)

The following table sets forth reconciliations of net loss under U.S. GAAP to Adjusted EBITDA for the following periods:

	Three months ended
	March 31, 2026	March 31, 2025
Net income (loss)	$6,121	$(8,092)
Interest expense	174	1,332
Interest income	(6)	(3)
Income tax expense (benefit)	—	(1)
Depreciation and amortization expense	134	4
EBITDA	6,423	(6,760)
Transaction expense (credit)	(11,057)	1,521
Change in fair value of warrant liabilities	—	(2,886)
Adjusted EBITDA	$(4,634)	$(8,125)